UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 11, 2016

QUAINT OAK BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-52694	35-2293957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Knowles Avenue, Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(215) 364-4059

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

(a) An Annual Meeting of Shareholders (the "Annual Meeting") of Quaint Oak Bancorp, Inc. (the "Company") was held on May 11, 2016.

(b) There were 1,855,223 shares of common stock of the Company eligible to be voted at the Annual Meeting and 1,416,762 shares were represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

1.	Election of directors for a three year term expiring in 2019:

	FOR	WITHHELD	BROKER NON-VOTES
John J. Augustine, CPA	800,540	32,702	583,520
Kenneth R. Gant, MBA	800,540	32,702	583,520
Robert T. Strong	800,540	32,702	583,520

2. To adopt a non-binding resolution approving the compensation of our named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
731,500	96,682	5,060	583,520

3. To ratify the appointment of S.R. Snodgrass, P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2016:

FOR	AGAINST	ABSTAIN
1,415,076	26	1,660

Each of the nominees was elected as a director and the proposals to adopt the non-binding resolution approving the compensation of the Company's named executive officers and ratify the appointment of S.R. Snodgrass, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016 were adopted by the shareholders of the Company at the Annual Meeting by the requisite affirmative vote.

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUAINT OAK BANCORP, INC.

Date: May 11, 2016	By:	/s/Robert T. Strong
Robert T. Strong President and Chief Executive Officer

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